ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	PREMIER INTERNATIONAL HOTEL GROUP, INC.

2.	Registered Agent	[ ] Commercial Registered Agent:
	for Service of Process	[X] Noncommercial Registered Agent OR [ ] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
CHARLES SMITH
		4790 CAUGHLIN PKWY #387	RENO	Nevada	89519

3.	Authorized Stock:	100,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	XIAOPING ZHENG
	& Addresses,	Name
	of Board of	4790 CAUGHLIN PKWY #387	RENO	NV	89519
	Directors/Trustees:	Street Address	City	State	Zip Code
	(each Director/Trustee must	CHARLES SMITH
	be a natural person at least	Name
	18 years of age; attach	4790 CAUGHLIN PKWY #387	RENO	NV	89159
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	DEVELOP A HOTEL BUSINESS

6.	Names, Address	CHARLES SMITH	/S/ CHARLES SMITH
	and Signature of	Name	Signature
	Incorporator:	4790 CAUGHLIN PKWY #387	RENO	NV	89159
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ CHARLES SMITH		APRIL 12, 2010
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.